M&K CPAS, PLLC

Houston, TX

Exhibit 16.1

October 29, 2012

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K/A Amendment No. 2 dated August 27, 2012 of Zevotek, Inc (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our Firm.  We have no basis to agree or disagree with other statements of the Company contained therein.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC
Houston, Texas